Exhibit 99.1

Elder-Beerman Reports Second Quarter 2003 Operating Results

    DAYTON, Ohio--(BUSINESS WIRE)--Aug. 21, 2003--The Elder-Beerman Stores Corp. (Nasdaq:EBSC) reported a net loss of $2.1 million or $0.19 per diluted share for the second quarter ended August 2, 2003, versus a net loss of $1.7 million or $0.15 per diluted share for the same period in 2002.
    Comparable store sales for the quarter increased 1.6 percent versus last year. Net sales decreased 0.8 percent to $132.6 million.

    Year to Date Results

    Elder-Beerman reported a net loss of $4.6 million or $0.40 per diluted share for the 26 weeks ended August 2, 2003, versus a net loss of $20.3 million or $1.79 per diluted share for the same period in 2002. Before the cumulative effect of changes in accounting principles, the company reported a loss of $4.6 million or $0.40 per diluted share for the year to date period in 2003, versus a loss of $5.2 million or $0.46 per diluted share for the same period in 2002.
    Comparable store sales for the year to date decreased 3.2 percent versus last year. Net sales decreased 4.1 percent to $263.6 million.
    Bud Bergren, Elder-Beerman's president and CEO, stated, "We were pleased with the comparable stores sales improvement in the second quarter. We ended spring season with inventory levels well positioned for fall. Through continued focus on expense controls and supply chain initiatives, we have been able to reduce long-term debt by $29 million over last year's second quarter and $12 million from the end of 2002.
    Bergren continued, "Our new-format stores continue to perform well. As a group, for the first half of the year the new-format stores showed a healthy comparable store sales increase."

    Changes in Accounting Principles - (2002)

    Year to date 2002 results include a cumulative effect of an accounting change related to the company's adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets." Elder-Beerman also changed its method of accounting for net actuarial gains and losses associated with its defined benefit plans, accounted for in accordance with Statement of Financial Accounting Standards No. 87 "Employers' Accounting for Pensions." The cumulative effect of these changes in accounting principles in 2002 was a non-cash after-tax charge of $15.1 million or $1.33 loss per diluted share.

    Recent Events

    On July 29, 2003, Elder-Beerman announced that it had received a letter from The Bon-Ton Stores, Inc. in which Bon-Ton proposed to pay $7.00 for each Elder-Beerman common share, subject to completion of due diligence and financing arrangements. Elder-Beerman and Bon-Ton have entered into a confidentiality agreement under which Bon-Ton and its representatives are in the process of conducting due diligence. There can be no assurance as to the outcome of such review or whether Bon-Ton will make any definitive proposal to the company.
    Elder-Beerman filed with the Securities and Exchange Commission a preliminary proxy statement on July 18, 2003, for a special meeting of its shareholders to vote on approving the merger agreement with Wright Holdings, Inc. The merger agreement, which remains in effect, provides for the acquisition of all Elder-Beerman shares at $6.00 per share by Wright Holdings. The company is working towards completion of the regulatory review of the proxy statement so that it may proceed with a special meeting of shareholders to vote on the merger agreement. Elder-Beerman does not anticipate any additional comment on this subject during its second quarter earnings conference call today.
    A conference call to discuss 2003 second quarter results will take place today at 11:00 a.m., Eastern Time. The call will be webcast live on the Investor Relations section of Elder-Beerman's web site at www.elder-beerman.com and on www.streetevents.com. A replay will be available online at those sites until midnight on August 29, 2003.

    The nation's ninth largest independent department store chain, The Elder-Beerman Stores Corp. is headquartered in Dayton, Ohio and operates 68 stores in Ohio, West Virginia, Indiana, Michigan, Illinois, Kentucky, Wisconsin and Pennsylvania. In November 2003, Elder-Beerman will expand operations to a ninth state with the opening of its Muscatine, Iowa store. For more information about the company see Elder-Beerman's web site at www.elder-beerman.com.

    This press release may contain "forward-looking statements," including predictions of future operating performance, events or developments such as future sales, profits, expenses, income and earnings per share. Words such as "expects," "anticipates," "intends," "plans," "believes," "hopes," and "estimates," and variations of such words and similar expressions, are intended to identify forward-looking statements.
    Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove inaccurate, there is no assurance that forward-looking statements will prove to be accurate. Many factors could materially affect actual future operations and results. Factors that could materially affect performance include the following: increasing price and product competition; fluctuations in consumer demand and confidence, especially in light of current economic conditions; the availability and mix of inventory; fluctuations in costs and expenses; consumer response to merchandising strategies, advertising, marketing and promotional programs; the timing and effectiveness of new store openings, particularly the new concept store opened in April 2003 (De Kalb, IL and the new store scheduled to open in November 2003 (Muscatine, IA; weather conditions that affect consumer traffic; the continued availability and terms of bank and lease financing and trade credit; the outcome of pending and future litigation; consumer energy costs, debt levels and paydown rates on consumer debts, including amounts owed to Elder-Beerman; the impact of new consumer bankruptcy laws; inflation, interest rates and the condition of the capital markets. National security threats and warnings in the wake of September 11, 2001 and continued U.S. involvement in Iraq could magnify some of those factors.
    Elder-Beerman undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



            THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
           (Dollars in thousands, except per share amounts)

                               13-weeks ended       13-weeks ended
                            Aug. 2, 2003 % Sales Aug. 3, 2002 % Sales
                            ------------ ------- ------------ -------
Revenues:
  Net sales                    $132,558   100.0%    $133,578   100.0%
  Financing                       6,587     5.0%       6,629     5.0%
  Other                             624     0.5%         697     0.5%
                            ------------ ------- ------------ -------
Total revenues                  139,769   105.4%     140,904   105.5%
                            ------------ ------- ------------ -------

Costs and expenses:
  Cost of merchandise sold,
   occupancy, and buying
   expenses                      97,385    73.5%      95,938    71.8%
  Selling, general,
   administrative, and other
   expenses                      38,590    29.1%      39,909    29.9%
  Depreciation and
   amortization                   4,935     3.7%       5,006     3.7%
  Interest expense                2,197     1.7%       2,768     2.1%
                            ------------ ------- ------------ -------
    Total costs and expenses    143,107   108.0%     143,621   107.5%
                            ------------ ------- ------------ -------

Loss before income tax
 benefit                         (3,338)   -2.5%      (2,717)   -2.0%

Income tax benefit               (1,202)   -0.9%        (978)   -0.7%
                            ------------ ------- ------------ -------

Net loss                        $(2,136)   -1.6%     $(1,739)   -1.3%
                            ============ ======= ============ =======


Net loss per common share -
 basic and diluted               $(0.19)              $(0.15)
Weighted average number of
 shares outstanding          11,415,401           11,378,922


            THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
           (Dollars in thousands, except per share amounts)

                              26-weeks ended        26-weeks ended
                           Aug. 2, 2003 % Sales  Aug. 3, 2002 % Sales
                           ------------ -------- ------------ -------

Revenues:
  Net sales                   $263,610    100.0%    $274,744   100.0%
  Financing                     13,449      5.1%      13,787     5.0%
  Other                          1,323      0.5%       1,385     0.5%
                           ------------ -------- ------------ -------
Total revenues                 278,382    105.6%     289,916   105.5%
                           ------------ -------- ------------ -------

Costs and expenses:
  Cost of merchandise sold,
   occupancy, and buying
   expenses                    194,525     73.8%     201,083    73.2%
  Selling, general,
   administrative, and
   other expenses               76,550     29.0%      81,404    29.6%
  Depreciation and
   amortization                  9,852      3.7%       9,977     3.6%
  Interest expense               4,660      1.8%       5,608     2.0%
                           ------------ -------- ------------ -------
    Total costs and
     expenses                  285,587    108.3%     298,072   108.5%
                           ------------ -------- ------------ -------

Loss before income tax
 benefit                        (7,205)    -2.7%      (8,156)   -3.0%

Income tax benefit              (2,594)    -1.0%      (2,936)   -1.1%
                           ------------ -------- ------------ -------

Loss before cumulative
 effect of  changes in
 accounting principles          (4,611)    -1.7%      (5,220)   -1.9%

Cumulative effect of
 changes in accounting
 principles                          -      0.0%     (15,118)   -5.5%
                           ------------ -------- ------------ -------

Net loss                       $(4,611)    -1.7%    $(20,338)   -7.4%
                           ============ ======== ============ =======


Net loss per common share -
 basic and diluted
  Loss before cumulative
   effect of changes in
   accounting principles        $(0.40)               $(0.46)
  Cumulative effect of
   changes in accounting
   principles                        -                 (1.33)
                           ------------          ------------
Net loss                        $(0.40)               $(1.79)
Weighted average number of
 shares outstanding         11,411,101            11,374,378


            THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                        (Dollars in thousands)

                                          Aug. 2,   Aug. 3,   Feb. 1,
                                           2003      2002       2003
                                         --------- --------- ---------
ASSETS

Current assets:
  Cash and equivalents                     $7,325    $6,881    $9,735
  Customer accounts receivable (less
   allowance for doubtful accounts:
     August 2, 2003 - $2,438; August 3,
      2002 - $2,250; February 2, 2002 -
      $3,298)                             113,577   117,138   127,786
  Merchandise inventories                 144,286   146,799   138,748
  Other current assets                     17,082    20,073    17,162
                                         --------- --------- ---------
     Total current assets                 282,270   290,891   293,431
                                         --------- --------- ---------

Property, fixtures and equipment, less
 accumulated depreciation
 and amortization                          88,027    96,237    90,181
Other Assets                               25,834    27,309    27,436
                                         --------- --------- ---------
     Total assets                        $396,131  $414,437  $411,048
                                         ========= ========= =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term
   obligations                             $3,896    $7,311    $5,456
  Accounts payable                         51,280    39,627    40,607
  Other accrued liabilities                25,700    22,693    31,918
                                         --------- --------- ---------
     Total current liabilities             80,876    69,631    77,981
                                         --------- --------- ---------

Long-term obligations, less current
 portion                                  102,978   132,120   115,127
Deferred items                              8,568    13,502    11,214

Shareholders' equity:
  Common stock, no par, 11,585,457
   shares at May 3, 2003, 11,528,587
   shares at August 2, 2003, and
   11,536,460 shares at February 1, 2003
   issued and outstanding                 243,444   243,382   243,419
  Unearned compensation - restricted
   stock                                      (92)     (258)     (197)
  Deficit                                 (38,654)  (40,208)  (34,043)
  Other comprehensive loss                   (989)   (3,732)   (2,453)
                                         --------- --------- ---------
     Total shareholders' equity           203,709   199,184   206,726
                                         --------- --------- ---------
     Total liabilities and
      shareholders' equity               $396,131  $414,437  $411,048
                                         ========= ========= =========

    CONTACT: Elder-Beerman Stores Corp.
             Edward Tomechko, 937-296-2683
             Gloria Siegler, 937-296-7339